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                                                                   EXHIBIT  1.01



                                  (TRANSLATION)





                            ARTICLES OF INCORPORATION
















                               PIONEER CORPORATION
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                                  (TRANSLATION)

                          THE ARTICLES OF INCORPORATION
                                       OF
                               PIONEER CORPORATION
                           (Pioneer Kabushiki Kaisha)


                                    CHAPTER I

                                  GENERAL RULES

ARTICLE 1.     (Trade Name)

     The Company shall be called Pioneer Kabushiki Kaisha, and its English name shall be Pioneer Corporation.


ARTICLE 2.     (Purpose)

     The purpose of the Company shall be to engage in the following lines of business:

     (1) Manufacture and sale of electronic and electrical machinery and appliances.

     (2) Manufacture and sale of optical instruments, medical instruments, and other machinery and appliances.

     (3) Planning, production, manufacture and sale of audio, video and computer software.

     (4)  Manufacture and sale of woodworks.

     (5) Manufacture and sale of agricultural products and plant for their cultivation.

     (6) Sale of foods and beverages including liquor, and operation of restaurants and amusement facilities.

     (7) Sale and purchase, rental and lease, and management of real estate and real estate agency business.

     (8) Publishing and printing business, advertising agency business, construction business and non-life insurance agency business.

     (9) Acquisition, management and transfer of industrial property rights, copyrights and other intellectual property rights.

     (10) All business incidental and related to each and every one of the business in the preceding paragraphs.

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ARTICLE 3.     (Head Office)

     The Company shall have its head office in Meguro-ku, Tokyo.


ARTICLE 4.     (Public Notices)

     Public notices of the Company shall be given in the Nihon Keizai Shimbun published in Tokyo.


                                   CHAPTER II

                                     SHARES

ARTICLE 5.     (Total Number of Shares Authorized to be Issued by the Company)

     The total number of shares authorized to be issued by the Company shall be four-hundred million (400,000,000) shares; provided, however, that if shares are retired, the total number of shares authorized to be issued by the Company shall be reduced by the number of shares so retired.


ARTICLE 6.     (Shares to be Issued by the Company)

     (1) The Company may issue either par value shares or non-par value shares, or both.

     (2) The Company may, by a resolution of the Board of Directors, convert par value shares to non-par value shares, or non-par value shares to par value shares.

     (3) The amount of each par value share to be issued by the Company shall be fifty yen (50.00 yen).


ARTICLE 7.     (Number of Shares Constituting One Unit of Stock)

     The number of shares constituting one unit of stock of the Company shall be one hundred (100).


ARTICLE 8.     (Retirement of Shares Paid for by Profit)

     On and after June 27, 1998, the Company may, by a resolution of the Board of Directors, acquire with profit shares of the Company up to seventeen million (17,000,000) shares and retire them.


ARTICLE 9.     (Retirement of Shares Paid for by Additional Paid-In Capital)

     In addition to the preceding Article, on and after June 27, 1998, the Company may, by a resolution of the Board of Directors, acquire with additional paid-in capital shares of the Company up to thirty million (30,000,000) shares with a total acquisition price up to seventy billion yen (70,000,000,000 yen) and retire them.

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ARTICLE 10.    (Grant of Share Subscription Rights)

     The Company may grant to its directors and/or its employees share subscription rights pursuant to the provisions of Article 280-19 of the Commercial Code.


ARTICLE 11.    (Transfer Agent)

     (1)  The Company shall have a transfer agent with respect to its shares.

     (2) The transfer agent and its place of business shall be determined by a resolution of the Board of Directors and public notice shall be given thereof.

     (3) The register of shareholders and the register of beneficial shareholders of the Company shall be kept at the place of business of the transfer agent, and the business pertaining to shares, such as registration of transfers of shares, acceptance of the notice with respect to beneficial shareholders, registration of pledges and cancellation thereof, indication of trust assets and cancellation thereof, delivery of share certificates, purchase of shares constituting less than one full unit, acceptance of applications, etc., shall be handled by such transfer agent, and the Company shall not itself handle the above matters directly.


ARTICLE 12.    (Share Handling Regulations)

     The denominations of share certificates of the Company, as well as the business pertaining to the handling of shares, such as registration of transfers of shares, acceptance of the notice with respect to beneficial shareholders, registration of pledges and cancellation thereof, indication of trust assets and cancellation thereof, delivery of share certificates, purchase of shares constituting less than one full unit, acceptance of applications and other handling procedures and the charges therefor shall be governed by the Share Handling Regulations determined by the Board of Directors.


ARTICLE 13.    (Record Date)

     (1) The Company shall deem any shareholder (including beneficial shareholders; hereinafter the same shall apply) having voting rights as appearing on the register of shareholders and/or the register of beneficial shareholders at the end of each accounting period to be a shareholder who is entitled to exercise the rights of a shareholder at the ordinary general meeting of shareholders for that particular accounting period.

     (2) In addition to the preceding paragraph, the Company may, whenever necessary, by a resolution of the Board of Directors and upon giving prior public notice, deem any shareholder or pledgee whose name appears on the register of shareholders and/or the register of beneficial shareholders as of the end of a specified date to be a shareholder or a pledgee who is entitled to exercise certain rights of a shareholder or a pledgee.

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                                   CHAPTER III

                        GENERAL MEETINGS OF SHAREHOLDERS

ARTICLE 14.    (Time and Place to Hold General Meetings of Shareholders)

     (1) Ordinary general meetings of shareholders of the Company shall be convened annually in June and extraordinary general meetings of shareholders may be convened whenever necessary.

     (2) General meetings of shareholders may be convened at the seat of the head office, a place adjacent thereto, or in Minato-ku, Tokyo.


ARTICLE 15.    (Convocation of General Meetings of Shareholders and Chairman
               Thereof)

     (1) Unless otherwise provided by law, the President and Director of the Company shall convene general meetings of shareholders by resolutions of the Board of Directors and shall act as the chairman of the meetings.

     (2) If the President and Director is unable to act, another director shall convene the meetings and act as the chairman of the meetings in accordance with an order of priority previously determined by the Board of Directors.


ARTICLE 16.    (Method of Making Decisions of General Meetings of Shareholders)

     Unless otherwise provided by law or in the Articles of Incorporation, resolutions of general meetings of shareholders shall be adopted by a majority vote of the shareholders present at the meetings.


ARTICLE 17.    (Voting by a Proxy)

     A shareholder may exercise his voting right by a proxy, who shall also be a shareholder of the Company having voting rights; provided, however, that such proxy shall submit to the Company a document evidencing his authority.


ARTICLE 18.    (Minutes of General Meetings of Shareholders)

     The substance of the proceedings at general meetings of shareholders and the results thereof shall be recorded in the minutes and the chairman of the meeting and the directors present shall affix their names and seals thereto.

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                                   CHAPTER IV

                        DIRECTORS AND BOARD OF DIRECTORS

ARTICLE 19.    (Number of Directors)

     The Company shall have three (3) or more directors.


ARTICLE 20.    (Election)

     (1) A resolution of a general meeting of shareholders for the election of directors shall require the presence of shareholders holding one-third or more of the total number of issued and outstanding shares with voting rights and it shall be adopted by a majority vote of the shareholders present.

     (2)  No cumulative voting shall be used for the election of directors.


ARTICLE 21.    (Term of Office)

     The term of office of a director shall expire at the conclusion of the ordinary general meeting of shareholders held with respect to the last closing of accounts within two (2) years after his assumption of office.


ARTICLE 22.    (Directors with Specific Titles and Representative Directors)

     (1) The Company may elect by a resolution of the Board of Directors one Chairman and Director, one Vice Chairman and Director, one President and Director, and one or more Executive Vice Presidents and Directors, Senior Managing Directors, and Managing Directors.

     (2) By a resolution of the Board of Directors, one or more Directors who shall represent the Company shall be elected from those directors with specific titles referred to in the preceding paragraph.


ARTICLE 23. (Convocation of Meetings of the Board of Directors and Chairman Thereof)

     (1) Unless otherwise provided by law, the President and Director shall convene meetings of the Board of Directors and shall act as the chairman of the meetings.

     (2) If the President and Director is unable to act, another director shall convene the meetings and act as the chairman of the meetings in accordance with an order of priority previously determined by the Board of Directors.

     (3) The notice for convening meetings of the Board of Directors shall be sent to all the directors and corporate auditors four (4) days prior to the date of the meeting, provided that such period may be shortened in case of emergency.

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ARTICLE 24.    (Method of Making Decisions of Meetings of the Board of
               Directors)

     A resolution of a meeting of the Board of Directors shall require the presence of a majority of the total number of directors and it shall be adopted by a majority vote of the directors present.


ARTICLE 25.    (Minutes of Meetings of the Board of Directors)

     The substance of the proceedings at meetings of the Board of Directors and the results thereof shall be recorded in the minutes and the directors and the corporate auditors present shall affix their names and seals thereto.


ARTICLE 26.    (Regulations of Meetings of the Board of Directors)

     Unless otherwise provided by law or in the Articles of Incorporation, matters pertaining to the meetings of the Board of Directors shall be governed by the Regulations of Meetings of the Board of Directors determined by the Board of Directors.


ARTICLE 27.    (Remuneration and Retirement Allowances)

     The remuneration and retirement allowances for directors shall be determined by resolutions of general meetings of shareholders.


                                    CHAPTER V

               CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

ARTICLE 28.    (Number of Corporate Auditors)

     The Company shall have three (3) or more corporate auditors.


ARTICLE 29.    (Election)

     A resolution of a general meeting of shareholders for the election of corporate auditors shall require the presence of shareholders holding one-third or more of the total number of issued and outstanding shares with voting rights and it shall be adopted by a majority vote of the shareholders present.


ARTICLE 30.    (Term of Office)

     The term of office of a corporate auditor shall expire at the conclusion of the ordinary general meeting of shareholders held with respect to the last closing of accounts within three (3) years after his assumption of office.

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ARTICLE 31.    (Term of Office of a Corporate Auditor Who is Elected to Fill a
               Vacancy)

     The term of office of a corporate auditor who is elected to fill a vacancy caused by retirement of a corporate auditor before the expiration of the latter's term of office, shall expire when such predecessor's full term of office would have expired.


ARTICLE 32.    (Full Time Corporate Auditor(s))

     The Company shall have one (1) or more full time corporate auditor(s) who shall be elected by and from among the corporate auditors.


ARTICLE 33.    (Convocation of Meetings of the Board of Corporate Auditors)

     The notice for convening meetings of the Board of Corporate Auditors shall be sent to all the corporate auditors four (4) days prior to the date of the meeting, provided that such period may be shortened in case of emergency.


ARTICLE 34. (Method of Making Decisions of Meetings of the Board of Corporate Auditors)

     Unless otherwise provided by law, a resolution of a meeting of the Board of Corporate Auditors shall be adopted by a majority vote of the corporate auditors.


ARTICLE 35.    (Minutes of Meetings of the Board of Corporate Auditors)

     The substance of the proceedings at meetings of the Board of Corporate Auditors and the results thereof shall be recorded in the minutes and the corporate auditors present shall affix their names and seals thereto.


ARTICLE 36.    (Regulations of Meetings of the Board of Corporate Auditors)

     Unless otherwise provided by law or in the Articles of Incorporation, matters pertaining to the meetings of the Board of Corporate Auditors shall be governed by the Regulations of Meetings of the Board of Corporate Auditors determined by the Board of Corporate Auditors.


ARTICLE 37.    (Remuneration and Retirement Allowances)

     The remuneration and retirement allowances for corporate auditors shall be determined by resolutions of general meetings of shareholders.

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                                   CHAPTER VI

                                    ACCOUNTS

ARTICLE 38.    (Business Year and Closing of Accounts)

     The business year of the Company shall commence on April 1 of each year and shall end on March 31 of the next following year, and the accounts shall be closed as of the last day of each business year.


ARTICLE 39.    (Payment of Dividends and Interim Dividends)

     (1) Dividends on shares shall be paid to the shareholders or pledgees whose names appear on the register of shareholders and/or the register of beneficial shareholders as of the end of each accounting period.

     (2) The Company may, by a resolution of the Board of Directors, make a payment of interim dividends (cash distribution pursuant to the provisions of Article 293-5 of the Commercial Code) to the shareholders or pledgees whose names appear on the register of shareholders and/or the register of beneficial shareholders as of the end of September 30, each year.


ARTICLE 40. (Dividends and Interim Dividends to be Paid on Shares Issued by Conversion of Convertible Debentures)

     With respect to the first payment of dividends or interim dividends on shares issued pursuant to a conversion of convertible debentures issued by the Company, such dividends or interim dividends shall be paid on the basis that such conversion is deemed to have been effected on April 1 in the case where the conversion was applied for from April 1 to September 30 and on October 1 in the case where the conversion was applied for from October 1 to March 31 of the next following year, respectively.


ARTICLE 41.    (Terms for Discharge of Liability for Dividend Payments)

     (1) If a dividend or an interim dividend on shares remains unreceived within three (3) full years after the date the payment therefor commenced, the Company shall be discharged from its obligation to pay such dividend or interim dividend.

     (2)  Dividends and interim dividends to be paid shall bear no interest.


                            SUPPLEMENTARY PROVISIONS

     The amendment to Article 7 (Number of Shares Constituting One Unit of Stock) shall become effective on August 1, 2001.

                             *    *    *    *    *


                                                     Amended as of June 28, 2001

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